UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015
NuStar GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Senior management of NuStar GP Holdings, LLC (the “Company”) will participate in meetings with members of the investment community at the 2015 Master Limited Partnership Investor Conference, sponsored by the National Association of Publicly Traded Partnerships (“NAPTP”), in Orlando, Florida on May 20 and 21, 2015. In addition, the Company’s senior management will make a presentation (the “Presentation”) to members of the investment community at 8:30 a.m. Eastern time on May 21, 2015. The slides attached to this report were prepared in connection with the Presentation. The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides will be available in the “Investors” section of the Company’s website at www.nustargpholdings.com beginning at 12:00 p.m. Eastern time on May 20, 2015. Additionally, a live audio webcast and replays of the Presentation will be available beginning at 8:30 a.m. Eastern time on May 21, 2015 in the “Investors” section of the Company’s website at www.nustargpholdings.com.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 99.1	Slides from presentation to be used on May 20-21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: May 20, 2015	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Slides from presentation to be used on May 20-21, 2015.

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